Exhibit 99.1

FOR IMMEDIATE RELEASE

TESSERA REACHES GLOBAL SETTLEMENT WITH BROADCOM

Settlement includes multi-year license agreement

SAN JOSE, Calif. (December 18, 2017) - Tessera Technologies, Inc. (“Tessera”), a subsidiary of Xperi Corporation (the “Company”) (NASDAQ: XPER), today announced that it and certain of its affiliates entered into agreements with Broadcom Ltd. and certain of its affiliates (“Broadcom”), customers, and suppliers to settle and dismiss all pending litigation between them. In conjunction with the settlement, Broadcom entered into a new multi-year patent license agreement with Tessera.

“We are very pleased to have reached this settlement and license agreement with Broadcom,” said Jon Kirchner, CEO of Xperi Corporation. “This agreement validates the strength and breadth of our semiconductor portfolio, and provides us with a clear path to unlock the value of our innovations with other companies in the semiconductor industry.”

“The resolution of our dispute with Broadcom on mutually agreeable terms is a major milestone for Tessera’s IP licensing business. We look forward to a constructive relationship with Broadcom and thank the Broadcom team for their professional approach to reaching this resolution,” said Murali Dharan, president of Tessera.

The license agreement provides for an upfront payment in the fourth quarter of 2017 and recurring quarterly payments beginning in the first quarter of 2018. The other terms of the agreements are confidential.

About Xperi Corporation’s Semiconductor and IP Licensing Business

Tessera and Invensas are subsidiaries of Xperi Corporation. Over the past 27 years, research and development at both Tessera and Invensas has led to significant innovations in semiconductor packaging technology, which has been widely licensed and is found in billions of electronic devices globally. Invensas develops next-generation semiconductor packaging and interconnect technologies for memory, mobile, computing and automotive applications. Through collaborative partnerships with world-class manufacturing companies and high-volume equipment and materials suppliers, Invensas licenses these technology solutions to original equipment manufacturers, original design manufacturers, integrated device manufacturers, fabless device suppliers, foundries and outsourced assembly and test providers, and supports the technology transfer at customer-designated sites. Additionally, Invensas’ low temperature wafer bonding technologies target the image sensor, DRAM, MEMS, RF and 2.5D logic markets.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s relationship with the settlement and license agreements with Broadcom and the strength, breadth, and applicability of the Company’s intellectual property to others. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company’s technologies; failure to realize the anticipated benefits of the Company’s recent acquisition of DTS, Inc., including as a result of integrating the business of DTS; pricing trends, including the Company’s ability to achieve economies of scale; the expected amount and timing of cost savings and operating synergies; and other developments in the markets in which the Company operates, as well as management’s response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company’s recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Xperi Corporation

PR Contact:

Jordan Miller, +1 818-436-1082

jordan.miller@xperi.com

Investor Relations Contact:

Geri Weinfeld, +1 818-436-1231

geri.weinfeld@xperi.com

SOURCE: XPERI CORPORATION

XPER-L

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